Exhibit 10.27
AMENDMENT AND WAIVER
TO
EMPLOYMENT AND CHANGE OF
CONTROL AGREEMENT
     FNB Financial Services Corporation (“Corporation”), FNB Southeast (“Bank”) and Pressley A. Ridgill hereby agree as follows:
     1. Mr. Ridgill hereby consents and agrees that neither the merger of the Corporation with and into LSB Bancshares, Inc. (“LSB”) nor the merger of FNB Southeast with and into Lexington State Bank shall be deemed a “Change of Control” for purposes of Section 9 of the Employment And Change of Control Agreement among the Corporation, the Bank and Mr. Ridgill dated as of January 1, 2007 (“Agreement”).
     2. The Agreement shall continue in full force and effect.
     This the 26th day of April, 2007.

/s/ Pressley A. Ridgill
Pressley A. Ridgill

FNB Financial Services Corporation

By:	/s/ Barry S. Dodson
Barry S. Dodson Chairman

FNB Southeast

By:	/s/ Barry S. Dodson
Barry S. Dodson Chairman